Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of our report dated March 4, 2016, relating to the consolidated financial statements of Apollo Residential Mortgage, Inc., and subsidiaries, and the effectiveness of Apollo Residential Mortgage, Inc. and subsidiaries’ internal control over financial reporting appearing in this Annual Report on Form 10-K of Apollo Residential Mortgage, Inc. for the year ended December 31, 2015.

1.	Registration Statement No. 333-208224 on Form S-3 pertaining to a Resale Shelf for the offering and resale of Common Stock by certain selling stockholders.

2.	Registration Statement No. 333-208225 on Form S-3 pertaining to Apollo Residential Mortgage, Inc.’s Direct Stock Purchase and Dividend Reinvestment Plan.

3.	Registration Statement No. 333-175824 on Form S-8 pertaining to Apollo Residential Mortgage, Inc.’s 2011 Equity Incentive Plan.

/s/ DELOITTE & TOUCHE LLP

New York, New York
March 4, 2016